Exhibit 77Q


                                    Exhibits

(e)(1) Amendment dated January 1, 2007 to the Amended Investment Management Agreement dated April 1, 2004 between ING Investments, LLC and ING Series Fund, Inc. - Filed as an Exhibit to Post-Effective Amendment No. 95 to the Registrant's Registration Statement on Form N-1A on May 24, 2007 and incorporated herein by reference.

(e)(2) First Amendment dated January 1, 2007 to the Sub-Advisory Agreement dated September 30, 2006 between ING Investments, LLC and BlackRock Advisors, LLC - Filed as an Exhibit to Post-Effective Amendment No. 95 to the Registrant's Registration Statement on Form N-1A on May 24, 2007 and incorporated herein by reference.

(e)(3) Second Amendment dated January 1, 2007 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co. - Filed as an Exhibit to Post-Effective Amendment No. 95 to the Registrant's Registration Statement on Form N-1A on May 24, 2007 and incorporated herein by reference.